Exhibit 10.4

Terms and conditions of employment

Between: FIS Systems (U.K.) Limited,
25 Canada Square, Floors 38-40
Canary Wharf
London, ENG E14 5LQ
("FIS Ltd." or the "**Company**")

and: Martin Boyd ("You" or the "**Employee**")

1. Interpretation

1.1 The definitions and rules of interpretation in this clause apply in this agreement:

Appointment: means the employment of the Employee by the Company on the terms of this agreement.

Bad Leaver: means

(a) you terminate your employment with the Company without Good Reason; or

(b) the Company terminates your employment for Cause;

Board: means the board of directors of the Company (including any committee of the board duly appointed by it) or the directors present at a duly convened meeting of the directors at which a quorum is present and acting throughout.

Cause: means termination of employment by the Company in accordance with clause 14.2;

Capacity: means as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity.

Change of Control: in relation to the Company, occurs if FIS ceases to Control the Company or if another person not controlled by FIS acquires Control of it.

Client: means any person, firm, company or entity that was a client of the Company or any Relevant Group Company in the twelve (12) months prior to Termination and with which you were concerned (save for on a *de* minimis level) or had material personal contact during the said period of twelve (12) months.

Commencement Date: means 2 April 2018

Confidential Information: means information (whether or not recorded in documentary form, or stored on any magnetic or optical disk or memory) relating to the business, products, affairs and finances of the Company or any Group Company for the time being confidential to the Company or any Group Company and trade secrets including, without limitation, technical data and know-how relating to the business of the Company or Group Company or any of its or their business contacts, including in particular (by way of illustration only and without limitation) details of actual or potential clients, inventions, ideas, concepts, know-how, techniques, designs, models, flow charts, diskettes, operating systems, pricing and fee arrangements, financial information, marketing strategies, business plans, research and development activities, information regarding costs, profits, markets, products, client lists, tooling, designs, plans for present and future development and expansion into new markets and other proprietary information which you may have created, developed, received or obtained while in the service of the Company or any Group Company.

FIS: means Fidelity National Information Services, Inc. a Georgia corporation.

Garden Leave: means any period during which the Company has exercised its rights under clause 14.4.

Good Leaver: means your employment terminates for any reason where you are not a Bad Leaver, as defined above.

Good Reason: means termination of employment by you:

(a) following any material reduction without your consent in the Base Salary or Annual Bonus Opportunity set forth in Section 6 of this agreement; or

(b) a material breach by the Company of any obligations under this agreement.

The parties agree that the change of Employee's principal place of employment to New York shall not constitute Good Reason hereunder.

Group Company or collectively, Group: means the Company, any company of which it is a Subsidiary (including its ultimate parent company) and any Affiliates of the Company or of any such ultimate parent company.

Holiday Year: means 1 January to 31 December.

Incapacity: means any sickness or injury which prevent you from carrying out your duties.

Intellectual Property: means all patent, trademark, trade secret, moral rights, rights in design, trade or business names, copyright (including rights in computer software) (whether or not registered and including applications for (and the right to apply for) registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world for the full period thereof and all extensions or renewal thereof. Intellectual Property shall include, without limitation, all matter which is created by you for the Company or its clients during the term of this agreement, whether produced solely or jointly with others, and first conceived, fixed in tangible form, illustrated in a drawing, described in a written record or actually or constructively reduced to practice during your term of this agreement, including without limitation any new or useful art, discovery, contribution, finding or improvement, whether or not patentable, and all related ideas, concepts and know-how. Intellectual Property shall also include, without limitation, all designs, discoveries, formulae, processes, manufacturing techniques, computer designs, computer software, object code, source code, inventions, improvements and ideas.

Key Employee: means anyone employed or engaged by the Company or any Group Company who could materially damage the interests of the Company or any Group Company if they were involved in any Capacity in any business concern which competes with any Restricted Business and with whom you had material dealings in the twelve (12) months prior to Termination in the course of your employment.

Long Term Disability: means your disability which an independent medical expert reasonably determines prevents you from performing the essential functions of your position with or without reasonable adjustments, if such condition continues for a period of at least 90 consecutive days or 120 days during any 365 day period (and the term "**Disability**" shall have the same meaning).

Potential Client: means any person, firm, company or entity which was in material discussions or negotiations with the Company or any Relevant Group Company or to which the Company or any Relevant Group Company had pitched or was preparing to pitch with a view to that person, firm, company or entity becoming a Client in the twelve (12) months prior to Termination and with which pitch or preparations to pitch you were materially concerned (save for on a *de minimis* level) or had personal contact during the said period of twelve (12) months;

Relevant Group Company: means any Group Company (and, if applicable, their predecessors in business) for which you performed services or in which you held office during the twelve (12) months immediately preceding Termination.

Restricted Business: means any business of the Group Company with which you were involved to a material extent in the twelve (12) months prior to Termination.

Restricted Supplier: means any supplier of goods or services to the Company or any Group Company with whom or which you had come into material contact in the course of the performance of your duties under this agreement during the period of 12 of months immediately preceding Termination and with whom or which you were involved to a material extent during that time.

Subsidiary: means any subsidiary of FIS, as defined in section 1159 of the Companies Act 2006.

Termination: means the termination of your employment with the Company howsoever caused (including, without limitation, termination by the Company in repudiatory breach of contract) and **Termination Date** means the date on which your employment with the Company terminates.

Working Time Regulations: means the Working Time Regulations 1998.

1.2. The headings in this agreement are inserted for convenience only and shall not affect its construction.

1.3. A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.4. Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.5. Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

1.6. The schedules to this agreement form part of (and are incorporated into) this agreement.

2. Commencement and term

2.1 The Company will employ you and you will serve the Company on the terms of this Agreement.

2.2 The Appointment will begin on the Commencement Date and shall continue, subject to the terms of this agreement, until it is terminated by either party as provided for under the terms of this agreement ("**Employment Term**").

2.3 There is no probation period pertaining to this Appointment.

3. Duties

3.1 You are employed as **Division Executive, Institutional and Wholesale,** or in any such other capacity as may be mutually agreed upon by the parties. Employee accepts such employment and agrees to undertake and discharge the duties, functions and responsibilities commensurate with the aforesaid position and such other duties and responsibilities as may be prescribed from time to time by the Company.

3.2. You shall use your reasonable endeavours to promote, protect, develop and extend business and the interests of the Group and shall not do anything which is harmful to that business and those interests. You shall diligently and faithfully perform such duties and exercise such powers as may from time to time be assigned to or vested in you in relation to the conduct and management of the affairs of the Group by the Company or any Group Company, provided such duties are reasonably consistent with your status and duties. You shall comply with all lawful and reasonable instructions of such organisms.

3.3 You shall give to the Company or any Group Company such information regarding the affairs of the Group, as it shall require.

3.4 You shall (unless prevented by Incapacity or otherwise directed by the Company) devote the whole of your time during normal business hours to the duties of your function and such additional time as is reasonably necessary for the proper fulfillment of those duties.

3.5 You will report your own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee or director of the Company or any Group Company to the Company immediately on becoming aware of it.

3.6 You consent to the Company monitoring and recording any use that you make of the Company's electronic communications systems for the purpose of ensuring that the Company's rules are being complied with and for legitimate business purposes.

3.7 You agree to comply with any electronic communications systems policy that the Company may issue from time to time.

3.8 All documents, manuals, hardware and software provided for your use by the Company, and any data or documents (including copies in any format) produced, maintained or stored on the Company's computer systems or other electronic equipment (including mobile phones) remain the property of the Company.

3.9 You shall not accept any appointment to any office in relation to anybody, whether corporate or not, (other than a Group Company) or directly or indirectly be interested in any manner in any other business except:

(a) as holder or beneficial owner (for investment purposes only) of any class of securities in a company if those securities are listed or dealt in on a Recognized Investment Exchange and if you (together with your spouse, children, parents and parents' issue) neither holds nor is beneficially interested in more than five per cent of the securities of that class;

(b) personal involvement in charitable or civic activities or other matters that do not conflict with your duties; or

(c) with the consent in writing of the Company which may be given subject to any terms, which the Company requires. The Company has consented to your directorship in your wife's business, Asymetric Solutions, Ltd.

4. Place of Work

4.1 Your primary place of work is London, England or any other places of business which the Company may reasonably require you to attend (including, without limitation) the premises of any of the Company's clients, for the proper exercise and performance of your duties. You will be expected to and you agree to travel frequently both within the U.K. and abroad on the business of the Company or any Group Company or its clients for the proper performance of your duties. It is expected that you will spend material time in New York City and Jacksonville, Florida during the term of your employment.

4.2 The Company shall re-evaluate Employee's primary work location within twelve (12) months of the Effective Date, and if New York City is to be the Employee's regular work location going forward, a reasonable and appropriate relocation package in accordance with the Company's Global Relocation policy will be offered to Employee (including provision for relocating his spouse and dog). If Employee's primary work location changes to New York City during the term of this agreement, than this agreement shall be amended on the same or similar terms and conditions to account for the change of applicable laws for United States based employment.

5. Hours of Work

5.1 Your normal hours of work are between 9.00 a.m. and 5.00 p.m. Mondays to Fridays. However, you will be expected to work such additional hours as may be reasonably necessary for you to properly perform your duties. You acknowledge and agree that you will not receive further remuneration in respect of such additional hours.

5.2 The parties agree that the nature of your position is such that your working time cannot be measured and, accordingly, that the Appointment falls within the scope of Regulation 20 of the Working Time Regulations.

6. Salary; Bonus

6.1 You will be paid a basic salary of **£455.000** per annum, which is a gross sum from which deductions will be made for income tax and employee National Insurance contributions. Basic salary shall accrue from day to day and be payable at the time and in the manner dictated by the Company's standard payroll policies, whice are currently monthly, payable in arrears on the 28th day of each month.

6.2 Effective each calendar year from 1 January 2018 onwards, your salary shall be reviewed by the Company, considering such factors as the financial condition of the Company and the Company's Group, the quality and extent of your services hereunder, and the performance of your responsibilities. The Company is under no obligation to award an increase following a salary review. There will be no review of salary after notice has been given by either party to terminate the Appointment.

6.3 You will be eligible to participate in an annual incentive bonus opportunity under Company's Management Incentive Compensation Plan ("MICP") for 2018 and each subsequent calendar year included in the Employment Term, with such opportunity to be earned based upon attainment of performance objectives established by Company ("Annual Bonus"). Employee's target Annual Bonus under the MICP shall be no less than 120% of Employee's then current Annual Base Salary (the "Annual Bonus Opportunity"). Employee's Annual Bonus Opportunity may be periodically reviewed and increased by Company, but may not be decreased without Employee's express written consent. If owed pursuant to the terms of the MICP, the Annual Bonus shall be paid in accordance with the MICP plan timescales. Employee's Annual Bonus is subject to the Company's clawback policy, pursuant to which the Company may recoup all or a portion of any bonus paid if, after payment, there is a finding of fraud, a restatement of financial results, or errors or omissions discovered that call into question the business results on

which the bonus was based. Unless provided otherwise herein or the Company determines otherwise, no Annual Bonus shall be paid to Employee unless Employee is employed by Company on the last day of the measurement period.

6.4 Any bonus payment shall be pensionable under the FIS Group Personal Pension Scheme rules that are applicable to you.

6.5 The Company shall be entitled to deduct from your salary or other payments due to you, any money that you owe the Company or any Group Company.

6.6 The Company, by and through itself or an affiliate, shall pay for housing for you in New York City, New York at a cost of up to $8,333 per month for a lease of one year or less starting on or before 31 Dec.2018.

6.7 During each of the initial two (2) years during which this agreement is in place, you shall be allowed reimbursement for four (4) business class trips by your spouse from London, U.K. to New York City or other cities in the United States warranted by your approved business travel;

7. Equity Awards

7.1 For each year of the Employment Term, you shall be eligibile to participate in Company's equity incentive plans at levels consistent with other similarly situated senior executives of the Company.

7.2 The Company has agreed to award Employee, shortly after the execution of this agreement, a one-time off cycle equity grant under the FIS Omnibus Incentive Plan, as amended and restated, in the total value as of the grant date of $750,000, as calculated by the Company, and in such proportions of performance units, stock options and restricted stock units, as are consistent with how the Company made grants to similarly situated executive employees in 2018.

7.3 There will be no equity awards made after notice has been given by either party to terminate the Appointment.

7.3 In addition, you shall be eligible to participate in all new equity incentive plans or awards which are made available to other senior executives of the Company following the date of this agreement on the same basis as such other executives.

8. Pension

8.1 You may join the Company's group personal pension scheme ("**Scheme**") (or such other registered pension scheme as may be set up by the Company to replace the Scheme) subject to satisfying certain eligibility criteria and subject to the rules of the Scheme as amended from time to time.

9. Benefits

9.1 You are eligible to participate in all medical insurance, permanent health insurance and life asurance schemes offered by the Company generally to its employees. Benefits

under any scheme shall be subject to the rules of the relevant scheme and of any applicable insurance policy and are conditional on you complying with and satisfying any applicable requirements of the insurer.

9.2 If, in relation to any insurance scheme, the relevant insurance provider refuses for any reason to provide the relevant benefit to you, the Company shall not be liable to provide to you any replacement benefit of the same or similar kind or to pay any compensation in lieu of such benefit.

9.3 Any insurance scheme which is provided for you is also subject to the Company's right in its absolute discretion to alter the cover provided or any term of the scheme or to withdraw (without replacement) the relevant scheme at any time provided that such changes are made generally in respect of the its entire workforce.

10. Expenses

10.1 The Company shall reimburse you for all reasonable business and travel expenses necessarily and wholly incurred by you in or about the proper performance of your duties during your employment, provided that the expenses are incurred and substantiated in accordance with all applicable Company rules, policies, standards, guidelines and procedures, as they may be updated or replaced from time to time. This shall not include temporary housing expenses in New York City covered under section 6.6 of this agreement

10.2 You shall not directly or indirectly accept any commission, rebate, discount or gratuity, in cash or in kind, from any person who has or is likely to have a business relationship with any Group Company.

11. Incapacity and medical examination

11.1 The Company may at any time require you to be examined by a medical adviser nominated by the Company. You consent to the medical adviser disclosing the results of the examination to the Company and shall provide the Company with such formal consents as may be necessary for this purpose.

11.2 You are entitled to sick pay equivalent to your full basic salary (inclusive of any SSP due and less usual PAYE deductions) for the first twenty-six weeks of such illness. Sickness absence must be taken in accordance with the relevant non-contractual policies and procedures.

12. Holidays

12.1 You shall be entitled to twenty-six (26) working days' holiday with pay in every Holiday Year, in addition to your entitlement to the 8 usual statuory and bank holidays in the United Kingdom. Holiday must be taken in accordance with the relevant non-contractual policies and procedures.

12.2 The Company reserves the right to require you to take any outstanding holiday during any period of notice of termination of your employment (whether given by the Company or you) or to make a payment in lieu of that outstanding holiday. You are not entitled to payment in lieu of untaken holiday in any other circumstances.

12.3 The entitlement to holiday (and on termination of employment to holiday pay in lieu of accrued but untaken holiday) accrues pro rata throughout each Holiday Year based on completed months' service.

12.4 If, on termination of the Appointment, you have taken more than your accrued holiday entitlement, the Company shall be entitled to recover from you by way of deduction from any payments due to you or otherwise one day's pay for each excess day, calculated as 1/260th of annual salary for each such day's pay and you hereby authorize the Company pursuant to the Employment Rights Act 1996 to make such deduction.

13. Non-contractual Policies and Procedures

13.1 Non-contractual policies and procedures are available upon request from your local Human Resources Director. You have been provided access to or copies of, and agree to comply with, the Company's UK non-contractual policies and procedures, as currently in effect and as they may be updated or replaced from time to time.

13.2 Details of the Company's Grievance and Disciplinary Procedures are set out in the non-contractual policies. The procedures do not form part of your contractual terms of employment.

13.3 There is no collective agreement which directly affects your employment or the Appointment.

13.4 In the event of any conflict between the contents of the non-contractual policies and procedures and this agreement, this agreement shall prevail. For the avoidance of doubt and save as set out herein, this agreement and the non-contractual policies and procedures supersede all previous contracts of employment between you and the Company or any of its affiliates.

14. Termination of employment

14.1 Subject to clauses 14.2 and 14.3, your employment is terminable by either party giving to the other six (6) months' written notice of termination of employment.

You may terminate your employment and this agreement at any time for Good Reason by serving thirty (30) working days' notice in writing on the Company ("**Notice of Termination**"). Notwithstanding the foregoing, Employee being placed on a paid leave for up to sixty (60) days pending a determination of whether there is a basis to terminate Employee for Cause shall not constitute Good Reason. Employee's continued

employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder; provided, however, that no event shall constitute Good Reason unless: (1) Employee gives Notice of Termination to Company specifying the condition or event relied upon for such termination within ninety (90) days of the initial existence of such event and (2) Company fails to cure the condition or event constituting Good Reason within thirty (30) days following receipt of Employee's Notice of Termination. The company can request notice worked, garden leave or provide a payment in lieu of notice. Pay in lieu of notice shall be calculated on basic pay only plus any contractual benefits. Employee shall not be entitled to any discretionary payments such as bonus or commission that might otherwise have been due had the employee worked for the Company during the notice period for which the payment in lieu is made.

14.2 Notwithstanding the provision of clause 14.1 above, if you are found guilty of (other than due to a physical or mental impairment or due to an action or inaction directed by Company that would otherwise constitute Good Reason):

(a) persistent failure to perform duties consistent with a commercially reasonable standard of care;

(b) willful neglect of duties;

(c) you are convicted of any criminal offence (other than an offence under any road traffic legislation in the United Kindgom or elsewhere for which a fine or non-custodial penalty is imposed);

(d) material breach of this agreement or Company's business policies, accounting practices or standards of ethics;

(e) failure to materially cooperate with or impeding an investigation authorized by the Board ; or

(f) any other such reason that would constitute gross misconduct as stated within the Company policy,

the Company may (whether or not any notice of termination has been given under clause 14.1) terminate your employment with immediate effect without notice and with no further liability to make any further payment to you other than in respect of amounts accrued to the date on which your employment terminates.

14.3 If the Company exercises its right to terminate your employment without Cause or you terminate your employment with Good Reason, then:

(a) Company shall pay you the following (collectively, the "**Accrued Obligations**"): (i) at the next pay date after the Date of Termination, any earned but unpaid basic salary; (ii) within a reasonable time following submission of all applicable documentation, any expense reimbursement payments owed to Employee for

expenses incurred prior to the Date of Termination; and (iii) as soon as is reasonably practical following final approval of the bonuses, any earned but unpaid Annual Bonus payments relating to the prior calendar year;

(b) Company shall pay Employee no later than March 15th of the calendar year following the year in which the Date of Termination occurs, a prorated Annual Bonus based upon the actual Annual Bonus that would have been earned by Employee for the year in which the Date of Termination occurs, ignoring any requirement under the Annual Bonus Plan that Employee must be employed on the payment date (using Employee's Annual Bonus Opportunity for the prior year if no Annual Bonus Opportunity has been approved for the year in which the Date of Termination occurs), multiplied by the percentage of the calendar year completed before the Date of Termination;

(c) Company shall pay Employee as soon as practicable, but not later than the sixty-fifth (65th) day after the Date of Termination, a lump-sum payment equal to the sum of: (i) Employee's basic salary in effect immediately prior to the Date of Termination (disregarding any reduction in basic salary to which Employee did not expressly consent in writing); and (ii) the target Annual Bonus for the Employee for the year in which the Date of Termination occurs; and

(d) All stock option, restricted stock and other equity-based incentive awards granted by Company that were outstanding but not vested as of the Date of Termination shall become immediately vested and/or payable, as the case may be, unless the equity incentive awards are based upon satisfaction of performance criteria; in which case, they will only vest pursuant to their express terms.

14.4 Garden leave

14.4.1 Following service of notice to terminate the Appointment by either party, or if you purport to terminate the Appointment in breach of contract, or in order to investigate a reasonable belief that you are guilty of gross misconduct, the Company may by written notice require you not to perform any services (or to perform only specified services) for the Company or any Group Company until the termination of the Appointment or a specified date but for a maximum of 6 months.

14.4.2 During any period of Garden Leave the Company shall be under no obligation to provide any work to, or vest any powers in, you, and you shall have no right to perform any services for the Company or any Group Company.

14.4.3 During any period of Garden Leave you shall:

(a) continue to receive your basic salary, and all other contractual benefits in the usual way and subject to the terms of any benefit arrangement;

(b) remain an employee of the Company and bound by the terms of this, particularly in relation to any duties of confidentiality and fidelity;

(c) not, without the prior written consent of the Company, attend your place of work or any other premises of the Company or any Group Company;

(d) not, without the prior written consent of the Company, contact or deal with (or attempt to contact or deal with) any officer, employee, consultant, client, customer, supplier, agent, distributor, shareholder, adviser or other business contact of the Company or any Group Company; and

(e) ensure that the Company knows where you will be and how you can be contacted during each working day and shall comply with any written requests to contact a specified employee of the Company or any Group Company at specified intervals.

14.5 Immediately upon the termination of your employment for any reason or immediately at the Company's request after either party has given notice to terminate your employment or the Company has placed you on a paid leave of absence, as mentioned in clause 14.1, you shall:

(a) resign all offices held by you in any Group Company (without prejudice to the rights of any party arising out of this agreement or the termination of your employment);

(b) deliver to the Company all documents, books, materials, records, correspondence, papers and information, including Confidential Information (on whatever media and wherever located) relating to the business or affairs of the Company or any Group Company or its or their business contacts, any keys, credit card and any other property of the Company or any Group Company which is in your possession or your control;

(c) deliver to the Company any information relating to the business of the Company or of any Group Company stored on any magnetic or optical disk or memory and all matter derived from such sources which is in your possession or under your control outside any premises of the Company or any Group Company; and

(d) provide a signed statement that you have fully complied with your obligations under this clause 14.5.

14.6 You shall at the time of executing this agreement appoint the Company as your attorney by executing a power of attorney in the form set out in Schedule 1 to do and sign in your name and on your behalf anything and document as may be required to make your resignation as a director effective.

14.7 With effect from the date of termination of your employment, all the rights and obligations of the parties under this agreement shall cease except for those which are expressed to continue after that date and except in relation to any breach of any provision of this agreement before that date. Termination of your employment shall not prejudice any other rights of either party.

14.8 If any person shall during your employment or during the period in which any of the restrictions in this contract operate after the Termination Date make to you any offer of employment or of a contract for services or of consultancy or any other contract which would or might involve you in being in breach of any of those restrictions, you shall bring to the attention of that person the terms of the clause, that contains the applicable restriction.

14.9 This agreement shall be deemed to have been terminated by Good Reason in the event of your leaving employment by reason of Long Term Disability or upon your death.

15. Confidentiality

15.1 You acknowledge that in the course of the Appointment you will have access to Confidential Information, and therefore you agree to accept the restrictions in this clause 15. You will not (except in the proper course of your duties) use, communicate or disclose to any person (and you shall use your best endeavors to prevent the use, communication or disclosure of such trade or business) Confidential Information and/or trade secrets and confidential information of their affiliates, subsidiaries, clients and vendors. This restriction shall continue to apply after the termination of your employment howsoever arising without limit in time.

15.2 The restriction in clause 15.1 above shall not:

(a) apply to any use or disclosure authorized by the Company;

(b) apply to any use or disclosure required by law, including in the course of legal proceedings. If you make such disclosure pursuant to a subpoena or final order of a court of competent jurisdiction or other governmental process or other governmental process, you shall, at least five (5) working days prior to making such disclosure, give written notice to the Company of the request or demand for such disclosure, and the Company shall be afforded the right to participate at its own expense in objecting to or limiting the nature and scope of such disclosure, and to seek judicial protection available for like material, such as protective orders and sealed records of proceedings; or

(c) prevent you from making a protected disclosure within the meaning of section 43A of the Employment Rights Act 1996.

15.3 You shall not use, either directly or indirectly, under any circumstances, at any time, any Confidential Information for any reason or purpose whatsoever except in connection with the performance of your duties under this agreement. Without limiting the generality of the foregoing, you agree not to use any such information for your own benefit or for the benefit of any other person, firm, corporation, association or other entity for any reason or purpose whatsoever.

16. Intellectual property

16.1 You acknowledge that because of the nature of your duties and the particular responsibilities arising as a result of such duties which you owe to the Company or any Group Company you have a special obligation to further the interests of the Company and any Group Company. In particular your duties shall include reviewing the products and services of the Company with a view to identifying and implementing potential improvements.

16.2 You shall promptly disclose to the Company any idea, invention or work which is relevant to or capable of use in the business of the Company or Group Company made by you in the course of your employment (whether or not in the course of your normal duties). You acknowledge that the Intellectual Property rights subsisting, or which may in the future subsist, in any such ideas, inventions or works will, on creation, vest in and be the exclusive property of the Company and where the same does not automatically vest as aforesaid, you shall assign the same to the Company (upon the request and at the cost of the Company). You hereby irrevocably waive any rights which you may have in any such ideas, inventions or works which are or have been conferred upon you by chapter IV of part I of the Copyright. Designs and Patents Act 1988 headed "Moral Rights".

16.3 You hereby irrevocably appoint the Company to be your attorney in your name and on your behalf to execute and do any such instrument or thing and generally to use your name for the purpose of giving to the Company or the nominee the full benefit of the provisions of this clause and acknowledge in favor of any third party that a certificate in writing signed by any Director or Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

17. Restriction after termination

17.1 In order to protect the Confidential Information to which you have access as a result of your employment with the Company and in order to protect the Company's legitimate business interests, including (without limitation) its business connections and the stability of its workforce, you covenant to the Company (for itself and as trustee and agent for each Group Company) that you shall not, directly or indirectly, either alone or jointly with or on behalf of any person, firm, company or entity and in any Capacity:

(a) for **twelve (12)** months after Termination solicit or endeavour to entice away from the Company, or any Group Company, the business or custom of any Client with a view to providing services to that Client in competition with any Restricted Business;

(b) for **twelve (12)** months after Termination, solicit the business or custom of any Potential Client with a view to providing services to that Potential Client in competition with any Restricted Business;

(c) for **twelve (12)** months after Termination, be involved with the provision of services to (or otherwise have any business dealings with) any Client in the course of any business concern which is in competition with the Restricted Business;

(d) for **twelve (12)** months after Termination, be involved with the provision of services to (or otherwise have any business dealings with) any Potential Client in the course of any business concern which is in competition with the Restricted Business;

(e) for **twelve (12)** months after Termination, entice or endeavour to entice away from the Company or any Group Company or in any way seek to affect the terms of business on which the Company or any Group Company deals with any Restricted Supplier;

(f) for **twelve (12)** months after Termination, employ or engage or solicit the employment or engagement of or assist any other person whether by means of the supply of names or expressing views on suitability or otherwise to employ or engage or solicit or otherwise endeavour to entice away from the Company or any Group Company any Key Employee (whether or not such person would commit any breach of their contract of employment or engagement by reason of leaving the service of their employer);

(g) for **twelve (12)** months after Termination, in any Capacity be involved with any business concern which is (or intends to be) in competition with any Restricted Business.

17.2 The restrictions imposed on you by this clause 17 apply to you acting:

(a) directly or indirectly; and

(b) on your own behalf or on behalf of, or in conjunction with, any firm, company or person.

17.3 The periods for which the restrictions in clause 17.1 apply shall be reduced by any period that you spend on Garden Leave immediately prior to Termination.

17.4 If you receive an offer to be involved in a business concern in any Capacity during the Appointment, or prior to the expiry of the last of the covenants in this clause 17, you shall give the person making the offer a copy of this clause 17.

17.5 The Company and you entered into the restrictions in this clause 17 having been separately legally advised.

17.6 Each of the restrictions in this clause 17 is intended to be separate and severable. If any of the restrictions shall be held to be void but would be valid if part of their wording were deleted, such restriction shall apply with such deletion as may be necessary to make it valid or effective.

17.7 You will, at the request and expense of the Company, enter into a separate agreement with any Group Company in which you agree to be bound by restrictions corresponding to those restrictions in this clause 17 (or such of those restrictions as may be appropriate) in relation to that Group Company.

18. Data Protection

18.1 You confirm that you have read and understood the Company's data protection policy. The Company may change its data protection policy at any time and will notify employees in writing of any changes.

18.2 You shall comply with the data protection policy when processing personal data in the course of employment including personal data relating to any employee, customer, client, supplier or agent of the Company or any Group Company.

18.3 You consent to the Company or any Group Company processing data relating to you for legal, personnel, administrative and management purposes and in particular to the processing of any **sensitive personal data** (as defined in the Data Protection Act 1998) relating to you, including, as appropriate:

(a) information about your physical or mental health or condition in order to monitor sick leave and take decisions as to your fitness for work;

(b) your racial or ethnic origin or religious or similar information in order to monitor compliance with equal opportunities legislation; and

(c) information relating to any criminal proceedings in which you have been involved for insurance purposes and in order to comply with legal requirements and obligations to third parties.

18.4 The Company may make such information available to any Group Company, those who provide products or services to the Company or any Group Company (such as advisers and payroll administrators), regulatory authorities, potential or future employers, governmental or quasi-governmental organisations and potential purchasers of the Company or the business in which you work.

18.5 You consent to the transfer of such information to any Group Company and the Company's or any Group Company's business contacts outside the European Economic Area in order to further its or their business interests even where the country or territory in question does not maintain adequate data protection standards.

19. Miscellaneous

19.1 You acknowledge that in the event that any provisions of clauses 15, 16 and/or 17 of this agreement are breached, the Company will be irreparably damaged. Therefore, should any dispute arise with respect to the breach or threatened breach of any such clause, you agree that, in addition to, and not in lieu of, any and all other remedies available to the Company, an injunction or restraining order or other equitable relief may be issued or ordered by a court of competent jurisdiction restraining any breach of any of such

provisions. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

19.2 All payments made by the Company under this agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

19.3 This agreement shall be binding on the parties hereto and their respective successors, executors, administrators and permitted assigns. Neither party may, or shall have the power to, assign this agreement without the prior written consent of the other party, and any assignment made without such consent shall be void and of no effect as between the parties and shall be deemed a breach of this agreement.

19.4 No amendment, modification or waiver of any provision of this agreement, nor consent to any departure by either party there from, shall in any event be effective unless the same shall be in writing and signed by both parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure on the part of either party in exercising any right, power or privilege hereunder shall constitute a waiver, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

19.5 Any notice or other communication in connection with this agreement shall be given in writing by hand, registered or certified mail, return receipt requested, or confirmed facsimile. Notices shall be addressed as follows:

If to you, to:
Martin Boyd
[at the address of record last provided to the Company]

If to the Company, to:

Marc M. Mayo
FIS Chief Legal Officer
601 Riverside Avenue
Jacksonville, FL, USA 32204
and in any case at such other address as the addressee shall have specified by written notice.

19.6 The obligations of you pursuant clauses 15, 16 and 17 hereof shall survive any termination of this agreement.

19.7 This Agreement constitutes the entire aand understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings between you and the Company, or any Company affiliate, whether oral or written, relating to the subject matter hereof.

19.8 This agreement may be signed in counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

19.9 This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law. The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

19.10 You agree that each Group Company is an intended, third party beneficiary of this agreement and is entitled to rely upon all rights, representations, warranties and covenants made by you herein to the same extent as if such Group Company were the Company hereunder.

19.11 If any provision of this agreement or of a clause hereof is determined to be illegal or unenforceable by any court of law or any competent governmental or other authority, the remaining provisions within that clause and the remainder of this agreement shall be severable and enforceable in accordance with their terms, so long as this agreement, without such terms or provisions, does not fail of its essential purpose. The parties shall negotiate in good faith to replace any such illegal or unenforceable provisions with suitable substitute provisions which will maintain as far as possible the purposes and the effect of this agreement.

19.12 If the Company alleges or asserts that any of its obligations under this agreement are illegal, void or unenforceable or fails to make any payment to you within 30 days of such payment being due and payable under the terms of this agreement and following one written reminder then the Company will indemnify you on demand against all legal fees that you incur in any dispute you may have with the Company and each Group Company concerning the termination of your employment and your rights under or in connection with this agreement.

This is **executed as a Deed** and is delivered and takes effect on the date stated at the beginning of it.

Executed by Fidelity Information Services Ltd. ....

[SIGNATURE OF DIRECTOR]
Director

Signed by Martin Boyd

....

[SIGNATURE OF EMPLOYEE]

SCHEDULE 1

Power of Attorney

By this Power of Attorney made on April 24, 2018, I, Martin Boyd, in accordance with the terms of my employment agreement (the "**Employment Agreement**") with FIS Systems (U.K.) Limited, 25 Canada Square, Floors 38-40 ,Canary Wharf,London, ENG E14 5LQ (the "**Company**") dated today HEREBY APPOINT the Company to act as my attorney with authority in my name and on my behalf (so that words and expressions defined in the Employment Agreement shall have the same meaning herein):

(a) on or after the employment has terminated to do anything and sign any document as may be required under the constitution of the Company and each Group Company to make my resignation as a director from those companies effective; and

(b) to appoint any substitute and to delegate to that substitute all or any powers conferred by this Power of Attorney.

I declare that this Power of Attorney, having been given by me to secure my obligations under my Employment Agreement, shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.

IN WITNESS whereof this Power of Attorney has been duly executed.

EXECUTED as a deed by) MARTIN BOYD [signature]
)
)
in the presence of:)

Witness Signature: [signature]

Name: Cindy Chandler

Address: 340 Madison Avenue
7th Floor
New York NY 10173